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                                                                    EXHIBIT 10.3




                             JDN REALTY CORPORATION


                            LONG-TERM INCENTIVE PLAN








                             EFFECTIVE JULY 1, 1999

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                 JDN REALTY CORPORATION LONG-TERM INCENTIVE PLAN

         THIS INSTRUMENT is adopted by JDN Realty Corporation (the "Company") as the JDN Realty Corporation Long-Term Incentive Plan (the "LTIP") to be effective as of July 1, 1999.

                                    RECITALS:

         WHEREAS, the Company has reviewed its executive compensation programs and policies and has determined that a portion of the compensation paid to key employees should be based on their performance;

         WHEREAS, the Company therefore desires to establish a compensation program that provides meaningful economic incentives to encourage outstanding performance by key employees;

         WHEREAS, the Company further desires that the performance goals be established in such a manner so that the economic interests of the key employees are aligned with the economic interests of the shareholders of the Company; and

         WHEREAS, the Company intends that all compensation payable and awards granted hereunder will qualify as "performance-based compensation" described in section 162(m)(4)(C) of the Code (as hereinafter defined), and that this LTIP be approved by the shareholders of the Company before the compensation amounts described hereunder are paid by the Company;

         NOW, THEREFORE, this instrument is hereby adopted as the LTIP that has been established by the Company for the purposes stated herein:

                            ARTICLE I. DEFINITIONS

         1.11 Award. A performance incentive issued hereunder to a Participant. Awards may be made in the form of (i) Performance Shares or Performance Options that become vested in accordance with the performance criteria stated in an Award, or (ii) cash bonuses that become payable when the performance criteria stated in an Award are achieved.

         1.2 Board. The board of directors of the Company.

         1.3 Code. The Internal Revenue Code of 1986, as amended.

         1.4 Committee. A committee of Board members that is designated by the Board to serve as the administrator of the LTIP, provided that the Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code) who are members of the Board and are not employees of the Company or an affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the LTIP.

         1.5 Company. JDN REALTY CORPORATION and its successors.

         1.6 LTIP. The JDN REALTY CORPORATION LONG-TERM INCENTIVE PLAN.

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         1.7 Participant. Individuals who have been designated to receive Awards hereunder and who the Committee anticipates will be key employees of the Company at the time Awards are granted or paid.

         1.8 Performance Option. An award under the JDN Realty Corporation 1993 Incentive Stock Plan of a right to purchase from the Company a stated number of shares of Stock at the price and subject to the performance criteria stated in an Award issued hereunder.

         1.9 Performance Share. An award of common stock of the Company made under the JDN Realty Corporation 1993 Incentive Stock Plan that is identified therein as "Restricted Stock" and is subject to the performance criteria stated in an Award issued hereunder.

         1.10 Stock. The common stock of the Company.

                          ARTICLE II. ADMINISTRATION

         2.1 Administration of the LTIP. The LTIP shall be administered by the Committee. The express grant in the LTIP of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the LTIP shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this LTIP or any Award. The Company shall bear all expenses of LTIP administration. In addition to all other authority vested with the Committee under the LTIP, the Committee shall have complete authority to:

             (a) Interpret all provisions of this LTIP;

             (b) Prescribe the form of any Award and notice and manner for executing or giving the same;

             (c) Make amendments to any agreement with a Participant underlying an Award; provided, however, that an amendment to an agreement that reduces the Participant's rights shall not be effective without the Participant's consent (except as provided in Section 3.1);

             (d) Adopt, amend, and rescind rules for LTIP administration; and

             (e) Make all determinations it deems advisable for the administration of this LTIP.

         2.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms as the Committee deems appropriate and that are not inconsistent with the provisions of this LTIP.

                ARTICLE III. AWARD ELIGIBILITY AND LIMITATIONS

         3.1 Terms of Awards. All Awards must be established by the Committee in writing (i) within 90 days of the beginning of the period upon which performance will be measured, and (ii) prior to the lapse of 25% of such performance period. Payment of compensation under an Award

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shall be based on account of the attainment of one or more preestablished objective performance goals that are based on the criteria described in
Section 3.4. An Award must identify the Participant to whom the Award has been granted, whether the Award is to be in the form of a cash bonus, Performance Shares or Performance Options, the amount of compensation payable under the Award, and the performance goals upon which the Participant's right to receive compensation under the Award is conditioned. Neither the Company nor the Committee shall have the discretion to increase the amount payable under an Award that would otherwise be due upon the attainment of the performance goals stated in the Award. Except as provided in an agreement with a Participant underlying an Award, the Committee shall retain the right to reduce or eliminate the amount that is payable under the Award.

         3.2 Cash Bonuses. An Award may be paid in the form of a cash bonus to a Participant, including any cash bonus that is referenced in the employment agreement between the Company and the Participant. The amount of the cash bonus shall be stated as a fixed amount or as an objective formula for computing the amount of compensation payable if the performance goal is obtained. A formula for computing compensation may be expressed as a percentage of base compensation payable to a Participant or on any other basis that yields a determinable amount of compensation. The maximum amount of compensation that is payable under all Awards in the form of a cash bonus made to a Participant during a calendar year is $1,000,000.

         3.3 Performance Shares and Performance Options. An Award of Performance Shares or Performance Options shall state the number of shares or options subject to the Award. Performance Shares shall be transferred to the Participant on the date of grant but shall contain restrictions so that the Performance Shares are subject to forfeiture prior to the achievement of performance goals based on predetermined events as specified in the Award. Performance Options are subject to termination prior to the achievement of performance goals based on predetermined events, as specified in the Award. No more than an aggregate of 500,000 shares of Stock, in the form of Performance Shares or shares underlying Performance Options, may be awarded hereunder to a Participant during a calendar year.

         3.4 Performance Criteria of Awards. Subject to the terms hereof, performance goals shall be determined in the sole and absolute discretion of the Committee, provided that the goals must be such that whether or not the performance goal will be achieved is substantially uncertain at the time the Award is granted. Performance goals can be based on the performance of an individual, a business unit of the Company, or upon the Company as a whole. The goals may be based upon increases in performance over a prior period, but may also be based on maintaining status quo or limiting losses or decreases in performance, as is appropriate in view of the business conditions of the Company, its industry or the market in which its securities are traded at the time that an Award is made. Performance goals shall be based on one or more of the criteria specified below, or on a combination thereof:

             (a) Targeted levels of "funds from operations" per share of Stock ("FFO"). The performance goal may be stated as the attainment of a specified amount of FFO for a period or as a percentage change in FFO from a prior period.

             (b) Targeted levels of total return to shareholders. Total return to shareholders shall be determined by the amount of distributions paid during a period to shareholders, plus an increase in the market value of Stock. The performance goal may be expressed as the attainment of a specified total return amount for a period or as a percentage change in the total return from a prior period.

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             (c) Targeted levels of market value of Stock. The performance goal may be stated as the attainment of a specified market value during a specified period or as a percentage change in market value from a prior period.

             (d) Targeted levels of distributions. The performance goal may be stated as the attainment of a specified rate of distributions during a specified period or as a percentage or dollar amount change in distributions from a prior period.

                ARTICLE IV. PAYMENT OF COMPENSATION UNDER AWARD

         4.1 Achievement of Performance Goals. Payment of cash bonuses or vesting of Performance Shares or Performance Options under an Award shall only occur if the performance goals specified in the Award have been satisfied. Moreover, such payment or vesting under an Award shall not occur until the Committee has certified in writing that the performance goals have been achieved. For this purpose, approved minutes of the meeting or action by unanimous written consent of the Committee by which certification is made shall be treated as a written certification. However, such certification is not required if the performance goal is based solely on the increase in the market value of Stock for a specified period.

         4.2 Payment of Cash Compensation. Subject to the conditions of Section 4.1, cash compensation amounts that become payable after attainment of performance goals shall be paid at the time specified in an Award or, if no time is specified, as soon as administratively feasible after attainment of the performance goals.

         4.3 Issuance and Delivery of Shares. Shares of Restricted Stock that become issuable or that are vested pursuant to an Award issued hereunder shall be issued pursuant to the JDN Realty Corporation 1993 Incentive Stock Plan, or any other plan or arrangement of the Company.

         4.4 Federal and State Withholding Tax Requirements. Amounts paid hereunder shall be subject to applicable federal, state and local withholding tax requirements.

                 ARTICLE V. ADJUSTMENT UPON CHANGE IN CONTROL

         5.1 Effect of Certain Transactions. The provisions of this Section shall apply to the extent that the terms of an Award do not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 5.1(a), whether or not the performance requirements set forth in any Award have been satisfied, all payments potentially due under Awards that are outstanding at the time of the Change in Control shall become fully payable upon the occurrence of the Change in Control event.

             (a) A Change in Control will be deemed to have occurred for purposes hereof, if:

                 (1) any "person" as such term is used in Sections 13(d) and
             14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of securities of the

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             Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 40% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), or

                 (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                 (3) the shareholders of the Company approve a merger or
             consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

                 (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

             For purposes of this Section, "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

             (b) Notwithstanding the foregoing, a portion of the payment made under an Award due to a Change in Control as described in this Section shall not occur to the extent such payment would cause the Participant to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if payment of that portion of the Award did not occur.

             (c) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company's equity securities that is approved by the Board shall not alone constitute a Change in Control.

         5.2 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                         ARTICLE VI. GENERAL PROVISIONS

         6.1 Effect on Employment. Neither the adoption of this LTIP, its operation, nor any documents describing or referring to this LTIP (or any part thereof) shall confer upon any employee

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any right to continue in the employ of the Company or an affiliate or in any way affect any right and power of the Company or an affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         6.2 Unfunded LTIP. The LTIP, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this LTIP. Any liability of the Company to any person with respect to any grant under this LTIP shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         6.3 Rules of Construction. Headings are given to the articles and sections of this LTIP solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         6.4 Governing Law. The internal laws of the State of Maryland (without regard to the choice of law provisions of Maryland) shall apply to all matters arising under this LTIP, to the extent that federal law does not apply.

         6.5 Amendment. The Board may amend or terminate this LTIP at any time; provided, however, an amendment that would modify the material terms of the performance goals specified hereunder is not valid until the shareholders of the Company approve the amendment in a manner that satisfies the shareholder approval requirements of section 162(m) of the Code.

         6.6 Effective Date of LTIP. This LTIP shall be effective on July 1, 1999. Awards may be granted hereunder at any time after adoption of this LTIP by the Board, provided that such

Awards shall not be effective until July 1, 1999, or such later date specified in the Award, and provided further that no compensation shall be paid under this LTIP until the shareholders of the Company approve this LTIP in a manner that satisfies section 162(m) of the Code. No Awards may be made under this LTIP after the first shareholders meeting that occurs in the fifth year following the year in which shareholders previously approved this LTIP unless shareholders reapprove this LTIP at such meeting.

                                    EXECUTION

         IN WITNESS WHEREOF, the undersigned officer has executed this LTIP effective as of July 1, 1999.


                                    JDN REALTY CORPORATION



                                     By: /s/ William J. Kerley
                                         -------------------------------
                                     Its: Chief Financial Officer

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